                                                                      EXHIBIT 12
                                PSI ENERGY, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                              12 MONTHS               12 MONTHS ENDED DECEMBER 31
                              ENDED JUNE    ------------------------------------------------
                               30, 1996       1995      1994      1993      1992      1991
                             ------------   --------  --------  --------  --------  --------
                             (UNAUDITED)               (THOUSANDS, EXCEPT RATIOS)
EARNINGS AVAILABLE
    Income Before Interest
     Charges...............    $215,154     $228,002  $156,991  $188,881  $173,310  $115,913
    Allowance for borrowed
     funds used during
     construction--
     credit................       2,789        4,211     9,355     9,154     5,672     3,643
    Income taxes...........      81,539       84,102    51,678    69,153    63,602    17,000
    Rents(a)...............       3,457        3,620     3,946     3,739     3,364     4,098
                             ------------   --------  --------  --------  --------  --------
      Total Available......    $302,939     $319,935  $221,970  $270,927  $245,948  $140,654
                             ------------   --------  --------  --------  --------  --------
                             ------------   --------  --------  --------  --------  --------
FIXED CHARGES
    Interest Charges.......    $ 83,290     $ 86,398  $ 84,154  $ 73,137  $ 72,012  $ 89,144
    Rents(a)...............       3,457        3,620     3,946     3,739     3,364     4,098
                             ------------   --------  --------  --------  --------  --------
      Total Fixed
       Charges.............    $ 86,747     $ 90,018  $ 88,100  $ 76,876  $ 75,376  $ 93,242
                             ------------   --------  --------  --------  --------  --------
                             ------------   --------  --------  --------  --------  --------
    Ratio of Earnings to
     Fixed Charges.........        3.49         3.55      2.52      3.52      3.26      1.51
                             ------------   --------  --------  --------  --------  --------
                             ------------   --------  --------  --------  --------  --------

- ---------
(a) Estimated interest component of rentals (1/3 of rentals was used where no readily defined interest element could be determined).
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